SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) May 22, 2001


                       DIAMOND BRANDS OPERATING CORP.
        -----------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


          Delaware                     333-58223            411905675
         ----------                   ------------        --------------
(State or Other Jurisdiction           (Commission        (IRS Employer
     of Incorporation)                  File Number)      Identification No.)


1800 Cloquet Avenue, Cloquet, Minnesota                              55720
---------------------------------------                             --------
(Address of Principal Executive Office)                            (Zip Code)


Registrant's telephone number, including area code  (218) 879-6700


                                    N/A
            ---------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



                       DIAMOND BRANDS OPERATING CORP.
                      Commission File Number 333-58223


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On May 22, 2001, Diamond Brands Incorporated ("DBI") filed a petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") for DBI and its subsidiaries with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Diamond Brands Operating Corp. (the "Operating Company") is a subsidiary of DBI.

         A copy of the press release, dated May 23, 2001, is attached hereto as Exhibit 2.1.


Exhibit
Number            Description
-------           -----------

2.1               Press Release relating to Chapter 11 filing.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIAMOND BRANDS OPERATING CORP.

                                            Registrant


Date: June 5, 2001                          By:  /s/ William L. Olson
                                                 ----------------------------
                                            Name:  William L. Olson
                                            Title: Vice President of Finance




EXHIBIT 2.1


Diamond Brands Files to Restructure Under Chapter 11; Company has
Commitment for $8.2 Million in Post-Petition Financing

CLOQUET, Minn.- May 23, 2001--Diamond Brands announced today that in order to implement the next phase of its restructuring process, it has filed voluntary petitions under Chapter 11 of the Bankruptcy Code. Yesterday, the Company announced it obtained a commitment for up to $8.2MM in debtor-in-possession financing to fund the Company's operations during its voluntary restructuring under Chapter 11. The financing, which is subject to Court approval, is being provided by the Company's current senior lenders led by Wells Fargo, as administrative agent.

         "After exploring all available alternatives, we believe that a voluntary Chapter 11 proceeding presents the most effective means to restructure our debt and our operations," said Chief Executive Officer Naresh Nakra. "Chapter 11 allows us to continue to move forward with our planned improvements in operations and merchandising and allows us to achieve our restructuring objectives in an orderly, timely manner."

         "With the support of our vendors and the hard work of our employees, we will be able to emerge from this process a stronger, more competitive company," Mr. Nakra stated. "Looking ahead, the $8.2 Million financing package we have arranged will provide the liquidity necessary to fund our ongoing operations and enable the Company to purchase and pay for goods and services."

         Diamond Brands said that while it completes its restructuring, the Company's operations will continue to function as usual. The Company's employees will continue to be paid without interruption, and it will continue to pay for all new raw materials and product shipments from vendors in the ordinary course of business. The Company said that it expects its customer policies to remain unchanged, and is committed to continue providing its customers with the best quality and highest customer service as usual.

         Diamond Brands is a leading designer, manufacturer and marketer of a broad range of consumer products including disposable plastic cutlery and straws, matches, toothpicks, clothespins and wooden crafts. The Company filed its voluntary Chapter 11 petitions yesterday in the U.S. Bankruptcy Court for the District of Delaware in Wilmington.

         This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified below. Actual results may differ materially from those anticipated in any such forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements.

         The Company's liquidity, capital resources, and results of operations may be affected from time to time by a number of factors and risks, including, but not limited to, the ability of the Company to execute definitive DIP financing documents which are approved by the Bankruptcy Court; the ability of the Company to operate successfully under a Chapter 11 proceeding; approval of plans and activities by the Bankruptcy Court; risks associated with operating a business in Chapter 11; adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to obtain shipments and negotiate terms with vendors and service providers for current orders; the ability to develop, fund and execute a new operating plan for the Company; the ability of the Company to attract and retain key executives and associates; competitive pressures from other manufacturers, which may affect the nature and viability of the Company's business strategy; trends in the economy as a whole; the ability to maintain gross profit margins; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability of the Company to attract and retain customers; costs associated with the shipping, handling and control of inventory and the Company's ability to optimize its supply chain; potential adverse publicity; availability and cost of management and labor employed; real estate occupancy and development costs.

CONTACT: Diamond Brands, Cloquet, Naresh Nakra, 952/543-6200, nnakra@diamondbrands.com or Citigate Dewe Rogerson, Miami, Michelle Palomino, 305/381-6500, michelle.palomino@citigatedr-mi.com.